Exhibit (a)(2)

                      TAX-MANAGED SMALL-CAP VALUE PORTFOLIO

           (formerly called Tax-managed Small Company Value Portfolio)

                        AMENDMENT TO DECLARATION OF TRUST




     AMENDMENT, to be effective March 1, 2002 to the Declaration of Trust made December 10, 2001 (hereinafter called the "Declaration") of Tax-Managed Small Company Value Portfolio, a New York trust (hereinafter called the "Trust") by the undersigned, being at least a majority of the Trustees of the Trust in office.


     WHEREAS, Section 10.4 of Article X of the Declaration empowers a majority of the Trustees of the Trust to amend the Declaration without the vote or consent of Holders to change the name of the Trust;


     NOW, THEREFORE, the undersigned Trustees, do hereby amend the Declaration as of March 1, 2002, in the following manner:


     1. The caption at the head of the Declaration is hereby amended to read as follows:

                      TAX-MANAGED SMALL-CAP VALUE PORTFOLIO


     2. Section 1.1 of Article I of the Declaration is hereby amended to read as follows:


                                    ARTICLE I


     1.1. Name. The name of the trust created hereby (the "Trust") shall be Tax-Managed Small-Cap Value Portfolio and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or holders of interests in the Trust.

     IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument this 11th day of February, 2002.


/s/ Jessica M. Bibliowicz                       /s/ Norton H. Reamer
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Jessica M. Bibliowicz                           Norton H. Reamer


/s/ Donald R. Dwight                            /s/ Lynn A. Stout
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Donald R. Dwight                                Lynn A. Stout


/s/ James B. Hawkes                             /s/ Jack L. Treynor
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James B. Hawkes                                 Jack L. Treynor


/s/ Samuel L. Hayes, III
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Samuel L. Hayes, III

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